Exhibit 99.1

Contact:	Amedisys, Inc.
Director of Investor Relations
Kevin LeBlanc
225.292.2031
kleblanc@amedisys.com

AMEDISYS SETS THIRD QUARTER 2008 INVESTOR CONFERENCE CALL

BATON ROUGE, Louisiana (October 14, 2008)—Amedisys, Inc. (Nasdaq: “AMED”, “Company”), one of America’s leading home health nursing companies, today announced that it will host a conference call with the investment community on Tuesday, October 28, 2008 at 10:00 a.m. ET to discuss its financial and business performance. The Company intends to release its financial results for the quarter and nine months ended September 30, 2008 pre-market on Tuesday, October 28, 2008.

To participate in the conference call, please dial 888-686-9695 (Domestic) or 913-312-1433 (International) a few minutes before 10:00 a.m. ET on Tuesday, October 28, 2008. A replay of the conference call will be available from 1:00 p.m. ET on October 28, 2008 through November 4, 2008. The replay dial in number is 888-203-1112 (Domestic) or 719-457-0820 (International). The replay pin number is 2408709.

The call will also be available on the Internet live and in our archived section thereafter on our Investor Relations page at the following web address:

http://www.amedisys.com/investors

Amedisys, Inc. (the “Company”) is headquartered in Baton Rouge, Louisiana. Its common stock trades on the Nasdaq Global Select Market under the symbol “AMED”.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Many of the factors that could cause or contribute to such differences are described in the Company’s periodic reports and registrations statements filed with the Securities and Exchange Commission, and include, but are not limited to the following: general economic and business conditions, changes in or failure to comply with existing regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical reimbursement levels, ability to complete acquisitions announced from time to time, and any financing related thereto, the ability to meet debt service requirements and to comply with covenants in debt agreements, adverse changes in federal and state laws relating to the health care industry, demographic changes, availability and terms of capital, ability to attract and retain qualified personnel, ongoing development and success of new start-ups, ability to successfully integrate newly acquired agencies, changes in estimates and judgments associated with critical accounting policies, business disruption due to natural disasters or acts of terrorism, and various other matters, many of which are beyond management’s control. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Additional information on the Company can be found at:

www.amedisys.com

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